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                                                                Exhibit 5.1

                              HALE AND DORR LLP
                              COUNSELORS AT LAW

                                 haledorr.com
                        60 STATE STREET - BOSTON, MA 02109
                          617-526-6000 - FAX 617-526-5000


                                            October 16, 2003
Artisoft, Inc.
5 Cambridge Center
Cambridge, MA 02142

    Re:    Registration Statement on Form S-3

Dear Ladies and Gentlemen:

    This opinion is furnished to you in connection with a Registration Statement on Form S?3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of (i) an aggregate of 317,466 shares (the "Common Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of Artisoft, Inc., a Delaware corporation (the "Company") and (ii) an aggregate of 644,445 shares (the "Conversion Shares") of Common Stock (in addition to the 466,666 shares previously registered on Registration Statements on Form S-3 (File Nos. 333-71014 and 333-75342)) issuable by the Company upon conversion of an aggregate of 2,800,000 outstanding shares of Series B Convertible Preferred Stock, $1.00 par value per share, of the Company. The Common Shares, together with the Conversion Shares, shall be referred to herein as the "Shares". All of the Shares are being registered on behalf of certain stockholders of the Company (the "Selling Stockholders").

    We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

    In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

    Our opinion below, insofar as it relates to the Selling Stockholders' shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

 BOSTON LONDON MUNICH NEW YORK OXFORD PRINCETON RESTON WALTHAM WASHINGTON
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   HALE AND DORR LLP IS A MASSACHUSETTS LIMITED LIABILITY PARTNERSHIP


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Artisoft, Inc.
October 16, 2003
Page 2


    We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

    We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

    Based upon and subject to the foregoing, we are of the opinion that (i) the Common Shares are validly issued, fully paid and nonassessable and (ii) the Conversion Shares, when issued upon conversion of the Series B Shares in accordance with the provisions of the Company's Certificate of Incorporation, as restated and/or amended to date, will be validly issued, fully paid and nonassessable.

    It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

    Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                                  Sincerely yours,

                                                  /s/ HALE AND DORR LLP

                                                  HALE AND DORR LLP